NOMURA NORTH AMERICAN ASSET MANAGEMENT
                                    DIVISION

                    JAPAN SMALLER CAPITALIZATION FUND, INC.
                            KOREA EQUITY FUND, INC.

                                 CODE OF ETHICS

                                  AUGUST 2013

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                               TABLE OF CONTENTS


I.    STATEMENT OF POLICY ...................................................  4
           A.  General Principles ...........................................  4
           B.  Disciplinary Action; Supervisor Responsibility ...............  5
II.   PERSONS COVERED UNDER THE CODE ........................................  5
III.  STANDARDS OF CONDUCT ..................................................  6
           A.  Compliance with Securities Laws, Rules and Regulations .......  6
           B.  Confidentiality ..............................................  7
           C.  Protection of Corporate Assets ...............................  8
           D.  Employee Political and Charitable Contributions ..............  8
           E.  Speaking Engagements and Publications ........................  9
           F.  Insider Trading ..............................................  9
IV.   OTHER POTENTIAL CONFLICTS OF INTEREST .................................  9
           A.  Outside Directorships and Other Business Activities ..........  9
           B.  Accepting and Giving Gifts and Entertainment ................. 10
           C.  Disclosure of Personal Interest and Interests of
               Family Members ............................................... 11
V.    PERSONAL TRADING POLICY ............................................... 11
           A.  Persons Covered by the Procedures ............................ 11
           B.  Purpose of the Procedures .................................... 11
           C.  Securities Covered by the Procedures ......................... 12
           D.  Accounts Covered by the Procedures ........................... 13
           E.  Use of Approved Broker-Dealers ............................... 14
           F.  General Trading Prohibitions ................................. 14
           G.  Preclearance of Personal Securities Transactions ............. 15
           H.  Investment Clubs ............................................. 20
           I.  Trading in Nomura Group Securities ........................... 21
           J.  Reporting of Securities Transactions an d Holdings
               by Access Persons ............................................ 21
           K.  Additional Requirements ...................................... 24
VI.   SUPPLEMENTAL COMPLIANCE AND REVIEW PROCEDURES ......................... 24
VII.  RESPONSIBILITIES OF FUND DIRECTORS .................................... 24
           A.  Approval by the Funds' Directors ............................. 24
           B.  Annual Report to the Funds' Directors ........................ 24
VIII. REPORTING APPARENT VIOLATIONS OF THE CODE ............................. 25
IX.   WRITTEN ACKNOWLEDGEMENTS .............................................. 25
           A.  Certification of Receipt ..................................... 25
           B.  Annual Certification of Compliance ........................... 26
X.    RECORDKEEPING ......................................................... 26
           A.  Requirements ................................................. 26
           B.  Confidentiality .............................................. 26
SCHEDULE A: U.S. Affiliated Open-End Investment Companies
SCHEDULE B: U.S. Closed-End Investment Companies Managed By NAAMD
SCHEDULE C: Approved Broker-Dealers
APPENDIX 1: Transaction Preclearance Form
APPENDIX 2: Initial Holdings Report
APPENDIX 3: Certification of Receipt
APPENDIX 4: Quarterly Securities Transaction Report


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APPENDIX 5: Public Appearance Request Approval Form
APPENDIX 6: Request to Engage in an Outside Business Activity Form APPENDIX 7: Private Placement Request Form






















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                                 CODE OF ETHICS

                NOMURA NORTH AMERICAN ASSET MANAGEMENT DIVISION
                    JAPAN SMALLER CAPITALIZATION FUND, INC.
                            KOREA EQUITY FUND, INC.

                             I. STATEMENT OF POLICY

          For the purposes of this policy, Nomura Asset Management U.S.A. Inc., Nomura Corporate Research and Asset Management Inc. and Nomura Global Alpha LLC are collectively referred to as ("NAAMD" or the "FIRM"). The firm's reputation for integrity and ethics is one of its most important assets. In order to safeguard this reputation, we believe it is essential not only to comply with relevant U.S. and foreign laws and regulations but also to maintain high standards of personal and professional conduct at all times. This Code of Ethics (the "CODE") is designed to ensure that our conduct is at all times consistent with these standards, with our fiduciary obligations to our clients, and with industry and regulatory standards for investment managers.

A. GENERAL PRINCIPLES

     The following fundamental principles underlying the Code are as follows:

     1.   The interests of our clients must always come first;

     2. Our personal securities transactions must be conducted in such a manner as to be consistent with the Code and to avoid any actual or potential conflicts of interest or any abuse of an employee's position of trust and responsibility;

     3. Even if our clients are not harmed, we cannot take inappropriate advantage of our position as fiduciaries;

     4. We must preserve the confidentiality of our clients' security holdings and transactions, financial circumstances, and other client information that we have obtained within the scope of the manager-client relationship; and

     5. Our independence in the investment decision-making process is paramount. Accordingly, we cannot participate in any business relationship or accept gifts and entertainment that could reasonably be expected to affect our independence, objectivity, or loyalty to clients.

          This Code contains detailed rules concerning personal securities transactions and other relevant issues. In addition, the Code sets forth the general principles that will apply even when the specific rules do not address a particular situation or are unclear or potentially inapplicable. In addition, this Code is intended to prevent employees from engaging in any act, practice or course of business prohibited by Rule 17j-1 under the Investment Company Act of 1940, as amended ("INVESTMENT COMPANY ACT"), and Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("ADVISERS ACT"). This Code also serves as the Code of Ethics for the Japan Smaller Capitalization Fund, Inc. ("JOF") and the Korea Equity Fund, Inc. ("KEF").

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          Although the Code provides guidance with respect to many common types of situations, please remember that the Code cannot address all potential conflicts of interest. Whether or not a specific provision of this Code applies, you must conduct your activities in accordance with the general principles embodied in the Code. Our policy is to avoid conflicts and, where they unavoidably occur, to resolve them in a manner that clearly places the interests of our clients first. If you are uncertain whether a real or an apparent conflict exists in a particular situation, you should consult the NAAMD Compliance Department ("COMPLIANCE") immediately.

          IT BEARS EMPHASIS THAT TECHNICAL COMPLIANCE WITH THE LETTER OF THE CODE'S REQUIREMENTS AND PROCEDURES WILL NOT AUTOMATICALLY INSULATE FROM SCRUTINY TRANSACTIONS OR ACTIONS THAT APPEAR TO INDICATE A PATTERN OF ABUSE OF YOUR FIDUCIARY DUTIES TO OUR CLIENTS.

B. DISCIPLINARY ACTION; SUPERVISOR RESPONSIBILITY

          Failure to comply with the Code may result in disciplinary action. Moreover, you should be aware that failure to comply with certain elements of the Code may constitute a violation of federal and/or state law and may subject you and the firm to a wide range of criminal and/or civil liability. Violations or potential violations of the Code may be reported to the Boards of Directors of KEF and/or JOF, and if warranted, to state and federal authorities, such as the Securities and Exchange Commission ("SEC").

          If a violation has occurred, the firm's Chief Compliance Officer ("CCO") may, after determining the seriousness of the infraction, impose one or more of the following:

     o    Reversal of the trade, with profits (if any) donated to a charity;
     o    Monetary fine -- to be donated to a charity;
     o    Partial or full restriction on all personal trading; or
     o    Recommend suspension or termination of employment.

          In addition, the federal securities laws(1) require NAAMD and individual supervisors to reasonably supervise employees with a view toward preventing violations of law and of the Code. As a result, all employees who have supervisory responsibility should endeavor to ensure that the employees they supervise, including temporary employees and contractors, are familiar with, and remain in compliance with, the requirements of the Code.

                       II. PERSONS COVERED UNDER THE CODE

          The Code applies to all employees, officers and directors of NAAMD, JOF, and KEF ("ACCESS PERSONS"). Temporary staff, consultants and interns will be reviewed on a case-by-case basis by Compliance to determine whether or not they will be deemed Access Persons.

          An "AFFILIATED OFF-SITE DIRECTOR" means a board of director of NAAMD who (i) is not an employee of the firm (but rather an employee of an NAAMD affiliate), (ii) does not make or participate

----------
(1) Federal securities laws mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Biley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

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in the making of recommendations for client accounts, and (iii) does not receive information about current recommendations or trading, or who obtains knowledge of current recommendations or trading activity only infrequently or inadvertently.

          A "DISINTERESTED DIRECTOR" means a director of NAAMD who is not an employee of the firm or of an affiliate and who does not make or participate in the making of recommendations for client accounts and who does not receive information about current recommendations or trading, or who obtains knowledge of current recommendations or trading activity only infrequently or inadvertently; or a director of JOF and/or KEF who is not an INTERESTED PERSON of JOF and/or KEF. An Interested Person of another person, when used with respect to a fund, means (i) any affiliated person of the fund; (ii) any member of the immediate family of any natural person who is an affiliated person of the fund; (iii) any interested person of any investment adviser or principal underwriter for the fund; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the fund has acted as legal counsel for the fund; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such broker or dealer; or (vi) any natural person whom the SEC by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the fund, a material business or professional relationship with the fund or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his or her being a member of its board of directors or advisory board or an owner of its securities, or (bb) his or her membership in the immediate family of any person specified in clause (aa) of this provision.

          Affiliated Off-Site Directors and Disinterested Directors are not subject to the requirement to have personal securities transactions pre-approved by Compliance unless they have access to non-public information regarding any NAAMD clients' transactions, or non-public information regarding the portfolio holdings of any client of NAAMD, or who are involved in making portfolio recommendations to clients, or who have access to such recommendations that are non-public. Affiliated Off-Site Directors and Disinterested Directors are not required to pre-approve and report gifts, entertainment, speaking engagements or media communications unless provided or received in connection with the duties of the individual as a board member of NAAMD. Affiliated Off-Site Directors and Disinterested Directors are not required to pre-approve and report political contributions, unless such individuals are considered "covered associates" under NAAMD's Policy on Political Contributions. Affiliated Off-Site Directors located in Japan are subject to the compliance policies and procedures, including employee trading policies, applicable to the business unit in which they are employed.

                           III. STANDARDS OF CONDUCT

          The Code sets forth certain minimum standards of conduct that must be observed by all Access Persons of NAAMD in light of their relationship with NAAMD clients and funds.

A. COMPLIANCE WITH SECURITIES LAWS, RULES AND REGULATIONS

          Access Persons must comply with applicable federal securities laws and applicable foreign laws, rules, and regulations. As part of this requirement, Access Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

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     1)   To defraud a client in any manner;

     2) To mislead a client, including by making a statement that omits material facts;

     3) To engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon a client; and

     4) To engage in any manipulative practice with respect to securities, including price manipulation.

B. CONFIDENTIALITY

          The exercise of confidentiality extends to four major areas of our operations: internal operating procedures and planning, clients and fund shareholders, investment advice, and investment research. The duty to exercise confidentiality applies not only when you are employed by the firm, but also after you cease employment with the firm.

     1) INTERNAL OPERATING PROCEDURES AND PLANNING. The firm has developed unique methods of operations and portfolio management that we believe gives the firm a distinct advantage over its competitors. Accordingly, you should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with your supervisor before it is released.

          Also, from time to time, management holds meetings with personnel in which material, non- public information concerning the future plans of NAAMD or any of its affiliates is disclosed. Access Persons should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

     2) CLIENTS AND FUND SHAREHOLDERS. In many instances, when clients employ NAAMD's services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for Access Persons to follow is that the names of our clients or fund shareholders or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families and must never be used as a basis for personal trades over which the Covered Person has beneficial interest or control.

     3) INVESTMENT TIPS. There are two major considerations that dictate why we must not provide investment "tips":

          o From the point of view of our clients, it is not fair to give other people information that clients must purchase.

          o From the point of view of the firm, it is not desirable to create an outside demand for a security when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

          In light of these considerations, you must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio

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          holdings of our clients or funds unless the disclosure is required by law or is necessary in connection with your job responsibilities.

          The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior approval and reporting requirements of this Code (see Section V. Personal Trading Policy). Under no circumstances should an employee receive compensation directly or indirectly (other than from NAAMD or its affiliates) for rendering advice to either clients or non-clients.

     4) INVESTMENT RESEARCH. Any report circulated by a research analyst employed by NAAMD or its affiliates is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except to our clients or prospective clients where appropriate or as approved by Compliance.


         UNDERSTANDING AS TO CLIENTS' ACCOUNTS AND COMPANY RECORDS. The accounts of clients and fund shareholders are the sole property of NAAMD and/or the Funds. This applies to all clients for whom NAAMD acts as investment adviser; regardless of how or through whom the client relationship originated and regardless of whom within the Nomura Group the client has a direct relationship. At the time of termination of employment with NAAMD, an employee must: (1) surrender to NAAMD in good condition all materials, reports or records (including all copies in his or her possession or subject to his or her control) developed by him or her or any other person which are confidential information of NAAMD (except copies of any research material in the production of which the employee participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever which are considered by NAAMD to be confidential.

          Access Persons must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be torn up or shredded.

C. PROTECTION OF CORPORATE ASSETS

          All employees are responsible for taking measures to ensure that NAAMD's assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary research or marketing information, corporate trademarks and service marks, and copyrights.

D. EMPLOYEE POLITICAL AND CHARITABLE CONTRIBUTIONS

          NAAMD realizes, as active members of the community and involved citizens, its employees often participate in political and charitable projects and activities that may include donations and contributions by employees to political candidates or charitable organizations. Although NAAMD encourages civic and community involvement by its employees, NAAMD desires to avoid any situation that raises a conflict of interest or that creates an appearance of impropriety in the context of NAAMD's business relationships.

          All employees are required to obtain PRIOR WRITTEN APPROVAL from Compliance for any political contributions. NAAMD's policy on political contributions is contained in NAAMD's Compliance Policy Manual and should be reviewed.

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E. SPEAKING ENGAGEMENTS AND PUBLICATIONS

          Employees may be asked to accept speaking engagements on the subject of investments, finance or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you must obtain PRIOR WRITTEN APPROVAL from Compliance before you accept such requests (See Public Appearance Request Approval Form attached as APPENDIX 5).

          Before making any commitment to write or publish any article or book on a subject related to investments or your work at NAAMD, prior written approval must be obtained from Compliance.

          PRIOR WRITTEN APPROVAL MAY also be required from Nomura Holding America Inc. ("NHA") by submitting a Communications with the Public Form through the firm's intranet site ("Nomura Now"). Compliance will inform you if this additional approval is required. (This requirement does not apply to Affiliated Off-Site Directors.)

F. INSIDER TRADING

          Various SEC rules, and federal and state laws prohibit the misuse of confidential non-public information. Accordingly, NAAMD has developed an insider trading policy which provides guidance on steps employees must take when they believe they are in possession of material non-public information. Violations of this policy can not only lead to job termination, but could expose both you and the firm to criminal and/or civil liability.

          Employees may not transact in a security while in possession of material, non-public information relating to the issuer of the security. This prohibition applies to trading on behalf of client accounts and personal accounts. In addition, employees may not convey material non-public information about publicly traded issuers to others outside the company. Employees should immediately contact Compliance if he or she believes that he or she may have received material, nonpublic information in the course of contacts with representatives of public companies. Please refer to the firm's Insider Trading Policy, the Information Barrier Policy, and where applicable the NHA Compliance Policy Manual for guidance regarding the safeguarding of confidential and proprietary information, including guidelines regarding the handling of material non-public information.

                   IV. OTHER POTENTIAL CONFLICTS OF INTEREST

A. OUTSIDE DIRECTORSHIPS AND OTHER OUTSIDE BUSINESS ACTIVITIES

1.   General Requirement

     There is no absolute prohibition on a NAAMD employee participating in outside business activities. As a practical matter, however, there may be circumstances in which it would not be in NAAMD's best interests to allow employees to participate in outside activities. The first consideration must be whether the activity will take so much of the employee's time that it will affect his or her performance. As important, however, is whether the activity will subject the employee to conflicts of interest that will reflect poorly on both the individual and NAAMD.


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     Our business is such that we must adhere strictly to the highest ethical standards and strive to avoid even the appearance of impropriety and conflict. It is impossible to anticipate every conflict that may arise. Therefore, activities should be limited to those that have the least probability of creating them.

     Another consideration is that NAAMD and its employees must not use non-public material information improperly to benefit themselves or NAAMD's clients. It is conceivable, for example, that as an advisory board member, you may receive material, non-public information about certain public companies. If this occurs, you would be prohibited from effecting transactions (either for accounts where you have beneficial interest or for managed client accounts) until the information either is made available to the public or ceases to be material. You would also be required to keep the information confidential and avoid using the information to effect trades.

     Even if you are positive that you do not have "insider information," unforeseen market events may make it look as if you did, e.g., you sell securities of a company that subsequently reports an adverse event (e.g., loss of a major customer, departure of a key employee, etc.). It is virtually impossible to prove a negative -- that you didn't know about the event -- and it may make it difficult to win any lawsuit that is brought or to mitigate any resulting adverse publicity.

2.   Approval Requirement

     If you wish to engage in an outside business activity, you must obtain PRIOR APPROVAL from Compliance by completing the Request to Engage in an Outside Business Activity Form which is attached to this Code as APPENDIX
     6. Requests will be treated on a case-by-case basis with the interests of NAAMD and its clients being paramount. Please note that the term "outside business activity" includes serving as a trustee, board member or officer of not-for-profit organizations such as religious organizations, foundations, educational institutions, co-ops, private clubs, etc.

     You must also receive approval from Compliance for any outside business activity that you are already engaged when becoming subject to the Code by completing the form. (This requirement does not apply to Affiliated Off-Site Directors.)

3.   Board Member or Trustee of a Publicly-Traded Company

     Employees are not permitted to serve on boards of publicly-traded companies unless such service is approved in advance by Compliance AND the President of NAAMD. In the case of portfolio managers and analysts, service on the board of a public company must be consistent with the interests of our clients, as well as the shareholders of the Funds.

     As an outside board member, an employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between the firm's business units and the outside organization, and that the employee does not communicate such information to other NAAMD employees or business units in violation of any such information barrier.

B. ACCEPTING AND GIVING GIFTS AND ENTERTAINMENT

          Employees should not accept or give gifts or entertainment that might in any way create, or appear to create, a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position. For specific requirements on the receipt and giving of gifts, please see NAAMD's GIFTS AND ENTERTAINMENT POLICY.


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C. DISCLOSURE OF PERSONAL INTERESTS AND INTERESTS OF FAMILY MEMBERS

          It may be a conflict of interest in recommending, implementing or considering any securities transaction in a security on behalf of an NAAMD client, if you have a personal interest in that security, without first disclosing that personal interest. Therefore, if you are a portfolio manager or an analyst and have a personal interest in a security, you must disclose that interest in writing to your supervisor and to Compliance before recommending or before directing an investment decision with respect to that security. If you have the power to direct any transaction in any such security, such an investment decision must be reviewed by investment personnel with no personal interest in the issuer.

          It is important to note that the potential for a conflict of interest also can arise if a member of your immediate family is employed in the securities industry, or has a significant economic interest in any organization with which NAAMD does business. If a member of your immediate family has such an employment relationship or such an economic interest, please notify Compliance promptly.

                           V. PERSONAL TRADING POLICY

          In accordance with the requirements of the securities laws of the United States (i.e., the Advisers Act, the Investment Company Act, the Securities Exchange Act of 1934, as amended, and the Insider Trading and Securities Fraud Enforcement Act of 1988, as amended), NAAMD has adopted the following personal trading procedures (the "PROCEDURES").

A. PERSONS COVERED BY THE PROCEDURES

          For purposes of these Procedures, the funds vehicles and other client accounts that NAAMD manages are referred to collectively as "CLIENTS." These procedures apply to all Access Persons or to other personnel as determined on a case-by-case basis by the CCO.

          All of the provisions and requirements of the Code, including the rules pertaining to preclearance of personal securities transactions, also apply to persons who are closely connected persons, which include any family member who is presently living in your household, or to whose financial support you make a significant contribution, and trusts or estates over which you have investment control. In case of any doubt, please contact Compliance.

          Unless specified otherwise, these procedures shall not apply to Access Persons who are Affiliated Off-Site Directors or Disinterested Directors (as defined in Section II of this Code).

B. PURPOSE OF THE PROCEDURES

          These Procedures were developed to help guide Access Persons in the conduct of their personal transactions and to:

     o Mitigate the possibility of a transaction occurring that the SEC or other regulatory bodies would view as illegal, such as FRONT RUNNING (see GENERAL TRADING PROHIBITIONS below);

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     o    Avoid situations where it might appear that NAAMD or KEF or JOF or any of their officers, directors or employees benefited at the expense of a Client or taken inappropriate advantage of their fiduciary positions; and

     o Prevent, as well as detect, the misuse of material, non-public information.

          All those covered by these Procedures are urged to consider the reasons for the adoption. The reputations of NAAMD, KEF and JOF could be adversely affected as a result of even a single transaction considered questionable in light of the fiduciary duties of NAAMD and the Disinterested Directors of KEF and JOF.

C. SECURITIES COVERED BY THE PROCEDURES

          The term "Securities" means any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, futures contracts and options traded on a commodities exchange, including currency futures, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a security or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

     For purposes of this Code, the term Securities does NOT include the following EXEMPT SECURITIES:

     1. Securities that are direct obligations of the U.S. Government (i.e., U.S. Treasury obligations).

     2.   Shares of money market funds.

     3. Bankers' acceptances, bank certificates of deposit, commercial paper, and other high quality short-term debt instruments, including repurchase agreements. HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS ARE INTERPRETED TO MEAN ANY INSTRUMENT THAT HAS A MATURITY AT ISSUANCE OF LESS THAN 366 DAYS AND THAT IS RATED IN ONE OF THE TWO HIGHEST RATING CATEGORIES BY A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION.

     4. Shares of NON-AFFILIATED open-end investment companies registered under the Investment Company Act or foreign law.

     5. Shares of NON-AFFILIATED unit investment trusts that are invested exclusively in one or more open-end investment companies.

     An investment company is considered "affiliated" if NAAMD acts as a manager or adviser to the fund, or if "control affiliates" of NAAMD serve as the manager, adviser or principal underwriter to the fund. Control affiliates are persons who control NAAMD, who are controlled by NAAMD, or who are under common control with NAAMD. Affiliated open- end investment companies are listed on SCHEDULE A.


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D. ACCOUNTS COVERED BY THE PROCEDURES

     The following types of Accounts are covered by these Procedures:

     1.   All accounts in the name of an Access Person;

     2.   All accounts of an Access Person's spouse;

     3. All accounts of any minor children or other relatives (by marriage or otherwise) living in the Access Person's home; and

     4. All accounts in which any of the foregoing persons have any beneficial ownership interest or over which he or she exercises control or investment influence.

          For the purposes of #4 above, you are considered to have BENEFICIAL OWNERSHIP of Securities if you have or share a direct or indirect PECUNIARY INTEREST in such Securities.

You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. Therefore, you would be considered to have Beneficial Ownership in any Security that is held by you, or by others for your benefit (such as custodians, trustees, executors, etc.); held by you as a trustee for members of your immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any adoptive relationship); or held in the name of your spouse, or minor children (including custodians under the Uniform Gifts to Minors Act) or any relative of yours or of your spouse (including an adult child) who is sharing your home, whether or not you supervise such investments. You will also be considered to have Beneficial Ownership of any Security for which you have a contract, understanding, relationship, agreement, or other arrangement that gives you, or any person described above, a present or future direct or indirect benefit substantially equivalent to an ownership interest in that Security. For example, you would have Beneficial Ownership of the following: 1. a Security held by a partnership in which you are a partner; 2. a Security held by a limited liability company in which you are a manager or member; 3. a Security held by an investment club in which you are a member; or 4. an investment held by a trust of which you are the settler, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

          There is the presumption that you can exert some measure of influence or control over accounts in which you serve as guardian, executor or trustee for individuals that are not considered members of your immediate family, but this presumption may be rebutted if you certify in writing (and periodically re-certify, as applicable) that you have no such control or influence.

          CONTROL means the power to exercise a controlling influence over management or policies of a company, whether through ownership of securities, by contract, or otherwise. Any person who owns beneficially, either directly or through one or more controlled companies, 25% or more of a company's outstanding voting securities is presumed to control such company. Such presumption may be countered by the facts and circumstances of a given situation.

          NOTE: THE ABOVE LIST OF EXAMPLES IS NON-EXHAUSTIVE. IF IN DOUBT AS TO WHETHER YOU HAVE BENEFICIAL OWNERSHIP OF SECURITIES, THE COMPLIANCE DEPARTMENT SHOULD BE CONSULTED.

E. USE OF APPROVED BROKER-DEALERS

          Generally, Access Persons may maintain an account only with authorized broker-dealers. The current list of Approved Broker-Dealers, which is subject to change from time to time, is included in SCHEDULE C. Any exceptions to this general provision must be approved by Compliance.

          Access Persons must notify the Compliance Department promptly upon establishing a new brokerage account. For purposes of this notification requirement, brokerage accounts do not include accounts that are only eligible to transact in mutual fund shares (e.g., certain 529 Plans). Please note that any transactions involving shares of affiliated open-end investment companies require pre-clearance (see Section G. below).

F. GENERAL TRADING PROHIBITIONS

          1. INSIDE INFORMATION: Access Persons are prohibited from engaging in any transaction in a Security at a time when the Access Person is in possession of material non-public information regarding the Security of the issuer of the Security. In addition, NAAMD employees are prohibited from conducting personal trading in loan issues included on the firm's Monitoring List and any issuers on the firm-wide Restricted List.

          2. FRONT RUNNING: Access Persons are prohibited from engaging in front running. Front running is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices affected by the clients' transactions.

          3. PRECLEARANCE REQUIRED: Access Persons are prohibited from engaging in any Securities transaction without obtaining the appropriate preclearance as set forth in this Code (unless the transaction is exempt from preclearance as set forth below in Section G.10).

          4. BLACKOUT PERIOD: As a general matter, no Access Person may purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of the transaction would acquire, any direct or indirect Beneficial Ownership, and which, within seven (7) calendar days before and after the transaction:

               (a) is being considered for purchase or sale for a Client (for this purpose, a Security is "being considered for purchase or sale" when a recommendation to purchase or sell the Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation); or

               (b)  is being purchased or sold by a Client.

          The seven-day blackout period BEFORE a Client trades is designed to deter front-running transactions. The blackout period AFTER a Client trades is designed to allow dissipation of the market effect of a Client's trade before an Access Person trades. It is also designed to prevent Access Persons from benefiting from a trade that is opposite a Client's trade (e.g., the sale of a Security shortly after the Client purchased the Security and boosted its price). Certain Access Persons or certain transactions may be exempt from the blackout period requirements as set as set forth below in Section G.10).

          NAAMD RECOGNIZES THAT THE APPLICATION OF THE BLACKOUT PERIOD SEVEN CALENDAR DAYS AFTER A CLIENT TRANSACTION POSES CERTAIN PROCEDURAL DIFFICULTIES AND MAY RESULT IN INADVERTENT VIOLATIONS. IF SUCH VIOLATIONS DO OCCUR, THE TRANSACTIONS MAY NEED TO BE REVERSED, OR IF REVERSAL IS IMPRACTICAL OR IMPOSSIBLE, MAY REQUIRE PROFIT REALIZED FROM THE TRANSACTIONS, NET OF COMMISSIONS BUT BEFORE TAX EFFECT, TO BE DISGORGED.

          5. SHORT-TERM TRADING AND HOLDING PERIOD REQUIREMENTS: Any Security must be held for at least calendar 30 days.

          Please remember the 30-day holding period rule is measured on a first-in first-out basis (FIFO). For example, if you purchase 100 shares of a security on day 1, and 100 more shares on day 200, you can sell up to 100 shares on day 220 (because you are matching the sale on day 220 against the purchase on day 1). A sale of 200 shares on day 220 would be prohibited. Certain transactions may be exempt from the holding period rule as set as set forth below in Section G.10). In addition, exceptions to the rule may be granted by Compliance on a case-by-case basis

          IT IS RECOGNIZED THAT THIS PROHIBITION EFFECTIVELY LIMITS THE UTILITY OF OPTIONS TRADING, SHORT SALES OF SECURITIES, AND VARIOUS LEGITIMATE AND NON-ABUSIVE HEDGING ACTIVITIES BY ACCESS PERSONS. ACCORDINGLY, EXCEPTIONS TO THIS PROHIBITION MAY BE ALLOWED BY COMPLIANCE ON A CASE-BY-CASE BASIS, BUT ONLY WHERE NO ABUSE IS INVOLVED AND THE EQUITIES OF THE SITUATION STRONGLY SUPPORT AN EXCEPTION.

          6. MARKET TIMING: Market timing abuse in mutual funds is strictly prohibited. The term "MARKET TIMING" is defined as excessive trading in mutual funds. Such activities can be detrimental to long-term shareholders, and consequently fund companies must maintain policies and procedures to detect and prevent market timing abuses and other short-term trading

          7. RESEARCH ANALYST AND PORTFOLIO MANAGER PROHIBITION: Research analysts cannot transact in a Security issued by a company that is in the industry or sector that he/she follows if he/she is currently conducting research on such Security or if such Security is being considered for purchase or sale by a portfolio manager. Additionally, portfolio managers cannot transact in Securities being considered for purchase or sale for any client account.

          8. ACTING AS TRUSTEES FOR ACCOUNTS: Access Persons are prohibited from becoming trustees for Client assets or obtaining powers of attorney for Clients separate and apart from the firm.

G. PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

          All Access Persons must obtain approval from Compliance prior to entering into personal securities transactions involving the purchase or sale of any Security, including any Security to be acquired in a private transaction.

          1. USE OF PTCC

          Preclearance requests should generally be made via the PTCC system. PTCC will automatically send any preclearance request to Compliance if it requires a manual approval. If PTCC is not available, requests should be made via the NHA personal trading workflow or in writing by submitting a Transaction Preclearance Form attached to this Code as APPENDIX 1.

          Requests will normally be processed on the same day that they are received; however additional time may be required in certain circumstances (e.g., to allow checks to be made with affiliates as necessary).

          2. LENGTH OF PRECLEARANCE APPROVAL

          Preclearance is effective for two (2) business days (inclusive of the day approval is granted), (or in the case of a private placement purchase, the closing of a private placement transaction). If preclearance is given after the market is closed, it is valid for the next business day and one day after such day. If the trade is not executed before preclearance period expires, the Access Person must again seek preclearance if he/she wishes to execute the trade.

          3. LIMIT, GTC AND STOP-LOSS ORDERS

          Limit orders, GTC and Stop-Loss instructions must be withdrawn by the end of the second business day after preclearance (inclusive of the day approval is granted), unless a new approval is obtained.

          4. MAINTAINING MARGIN ACCOUNTS

          Access Persons are permitted to maintain margin accounts. Note, however, sales by Access Persons pursuant to margin calls must be precleared in accordance with standard preclearance procedures.

          5. INITIAL PUBLIC OFFERINGS

         Access Persons are generally prohibited from acquiring securities in an equity initial public offering ("IPO"). In the event that an Access Person holds securities in a company that has announced that it will engage in an IPO, he or she must immediately notify Compliance.

          6. TRANSACTIONS REQUIRING SPECIAL PRECLEARANCE

          (A) PRIVATE PLACEMENTS. A PRIVATE PLACEMENT is defined as an offering of a Security not being made to "the public," but made rather to a limited number of investors and deemed not to require registration with the SEC. A private placement includes stocks of privately held companies, non-publicly traded limited partnerships and hedge funds. Access Persons are permitted to acquire securities through a private placement provided that they obtain prior approval from Compliance.

          Please note that private placements transactions include purchases of interests in privately offered funds, such as hedge funds (including privately offered funds managed by the firm or its affiliates).

          Access Persons requesting permission to execute a private placement transaction must complete a Private Placement Request Form in PTCC. If PTCC is unavailable, you must complete the Private Placement Request Form attached as APPENDIX 7.

          7. DE MINIMUS TRANSACTIONS

         Preclearance will generally be granted for certain Access Persons, as determined by Compliance, for U.S. equity Securities whose issuers have a market capitalization of $6 billion or more. Transactions meeting the de minimus requirements will not be subject to blackout period restrictions discussed in Section F. above.

          8. DEFERRED COMPENSATION PLANS

         Equity shares acquired from a previous employer under a deferred compensation plan must be reported as a holding in PTCC. If an employee's deferred compensation plan has the ability to effect transactions in Securities then those transactions are subject to the Preclearance requirements and holding period requirements described within this Code. Transaction reporting is required quarterly and holdings reporting annually.

          9. SECURITIES GIVEN AS GIFTS

          Gifts of Securities made to others, such as relatives or charities, are treated as a disposition of Beneficial Ownership, and must be precleared like any other securities transaction prior to the transfer of the securities. There may be instances where it may not be possible to identify with precision the date on which a gift transfer will actually take place. For that reason, Compliance may, in its discretion, waive certain technical pre-clearance requirements with respect to gifts of Securities if (i) the gift transaction was precleared in advance, but the transfer of the Securities was delayed beyond the pre-clearance date, or (ii) if the facts and circumstances warrant.


          Securities received as gifts are generally exempt from preclearance. See Exceptions to Preclearance Requirements below.

          10. EXCEPTIONS TO PRECLEARANCE REQUIREMENTS

         (a) DISINTERESTED DIRECTORS. A Disinterested Director is not required to preclear personal Securities transactions unless such Disinterested Person knows or, in the ordinary course of the fulfillment of his or her official duties as a director or officer of NAAMD or JOF and/or KEF, should have known that during the 15-day period immediately preceding or after the date of a transaction in a Security by that Disinterested Person such a Security was purchased or sold by Clients, or that the purchase or sale of that Security was considered by NAAMD for its Clients. In addition, Disinterested Directors are not required to report their personal Securities transactions on a quarterly basis, or to report their holdings on an annual basis, to NAAMD.

          (b) AFFILIATED OFF-SITE DIRECTORS. An Affiliated Off-Site Director is not required to preclear personal Securities transactions unless he/she knows or, in the ordinary course of the fulfillment of his or her official duties as a director of NAAMD, should have known that during the 15-day period immediately preceding or after the date of a transaction in a Security by that person such a Security was purchased or sold by Clients, or that the purchase or sale of that Security was considered by NAAMD for its Clients.

          (c) EXEMPT SECURITIES TRANSACTIONS: The following Securities transactions ("Exempt Transactions") are NOT subject to the preclearance, blackout period and holding period requirements discussed in these Procedures, except that transactions in a U.S. open-end investment company in which NAAMD or an affiliate serves as the manager, adviser or principal underwriter, are subject to the holding period requirement.

               1. SECURITIES TRANSACTIONS WITH NO KNOWLEDGE. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence, knowledge or control.

               For example, transactions in Securities effected for the Access Person by a trustee or a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed;

               2. NON-VOLITIONAL TRANSACTIONS. Transaction as to which you do not exercise investment discretion at the time of the transaction ("non-volitional transactions"). Examples of non-volitional transactions include:

                    i. Any acquisition of a Security through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of the Security;

                    ii. Any acquisition of a Security through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired in the issue; and

                    iii. Any disposition of a Security through a tender offer, mandatory call or other corporate action equally available to all holders of such Security (or class of Security).

               3. AUTOMATIC INVESTMENT PLANS. Any Securities transactions pursuant to an Automatic Investment Plan (including dividend reinvestment plans), except where such Plan has been overridden. For example, automatic purchases in an employee stock purchase plan do not require preclearance; however, sales of shares from an employee stock purchase plan do require preclearance as the instruction is an override of the plan by the Access Person;

               4. SECURITIES RECEIVED AS GIFTS. Securities received as gifts from an account in which the Access Person has no Beneficial Ownership. Gifts of Securities received depend on the nature of the gift. In the ordinary case, if you receive Securities as a gift, receipt of that gift is non-volitional on your part, and you cannot control the timing of the gift. Therefore, as a practical matter, you are not required to pre-clear receipts of Securities in such cases. Please remember, however, that you cannot use the gift rules to circumvent the preclearance requirements. Therefore, if a gift of Securities that you receive is not truly non-volitional, you must preclear that gift like any other Securities acquisition. Additionally, NAAMD personnel are subject to the firm's Gifts and Entertainment Policy and must report all gifts given or received in accordance with requirements specified in the Gifts and Entertainment Policy.

               5. INVOLUNTARY OPTIONS-RELATED ACTIVITY. Any acquisition or disposition of an underlying Security in connection with an option-related transaction that has previously received preclearance. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the preclearance requirements and trading restrictions of these Procedures are not applicable to the sale of the underlying Security.

                    Note: Any options exercised at your discretion must follow the preclearance requirements.

               6. MUTUAL FUNDS, CLOSED-END FUNDS, EXCHANGE TRADED FUNDS AND EXCHANGE TRADED NOTES. Any purchase or sale of a Security:

                    i. issued by investment companies registered under the Investment Company Act or foreign law (including a college savings plan established under Section 529(a) of the Internal Revenue Code known as Section as a "Section 529 Plan") ("mutual funds");

                    ii. issued by unit investment trusts that are invested exclusively in one or more unaffiliated mutual funds;

                    iii. issued by an exchange traded fund that invests in an
                         index or sector consisting of greater than 15 constituents;

                    iv.  shares of money market funds;

                    v. in the form of an exchange traded note linked to a broad-based index or sector; and

                    vi. shares of U.S. closed-end investment companies not managed or sub-advised by NAAMD or its affiliates. See Schedule B for a list of U.S. closed-end investment companies managed or sub-advised by NAAMD.

               7. CERTAIN COMMODITIES AND FUTURES TRANSACTIONS. Any Securities transactions involving:

                    i.   commodities;

                    ii. futures on (i) commodities, (ii) indices, (iii) currencies of G7 countries, (iv) bonds issued by G7 countries, and (v) interest rates of G7 countries (G7 countries include: United States, United Kingdom, Canada, Japan, Germany, France and Italy); and

                    iii. Any securities transaction that results from a futures position being automatically "rolled" is also exempt from preclearance requirements.

               8.   OTHER EXEMPT TRANSACTIONS. Purchases or sales of:

                    i. direct obligations of the U.S. Government (i.e., U.S. Treasury obligations); and

                    ii. bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements (high quality short-term debt instruments are interpreted to mean any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization).

               9. SYSTEM GENERATED DERIVATIVE TRANSACTIONS: Access Persons are permitted to execute SYSTEM-GENERATED personal derivatives transactions, provided that the following conditions are met:

                    i. The placement of each personal derivatives transaction is done through an automated, electronic system with no direct involvement of the Access Person; AND

                    ii. The Access Person has no prior knowledge of, or direct influence over, the personal derivatives transaction.


               10. Other Securities and/or transactions that may be so designated by Compliance.

               11.  WAIVER FROM PRECLEARANCE

          An Access Person may apply for a certificate of waiver from preclearance under the following circumstances:

     o An account under the exclusive discretion of an Access Person's spouse, where the spouse is employed by an investment firm AND where the spouse is subject to comparable preclearance requirements;

     o An account whose exclusive investment discretion is delegated to an outside party; provided such outside party is not associated with NAAMD or any affiliate of NAAMD. Note that such delegation must be subject to a written contract and a copy must be provided to Compliance. The Access Person must certify in writing that he or she has not discussed, and will not discuss, potential investment decisions with the party to whom investment discretion has been delegated; and

     o Any other situation where a waiver of preclearance is deemed appropriate by Compliance.

     A certification of waiver from preclearance is available at the discretion of Compliance. Transactions occurring in accounts that have obtained a waiver from preclearance are NOT exempt from the reporting requirements described in Section J. below.

H. INVESTMENT CLUBS

         An Access Person is prohibited from participating in an investment club unless such participation has been approved in writing by Compliance. The following conditions must be satisfied:

     a) The Access Person's participation does not create any actual or potential conflicts of interest;

     b) The Access Person does not control investment decision-making for the investment club; and

     c) The Access Person has made satisfactory arrangements to ensure that duplicate trade confirmations of investment club activity and quarterly statements of investment club holdings are provided to Compliance by brokers acting on behalf of the investment club.

         Should the Access Person contribute, but not necessarily control, investment decision-making for the investment club, all Securities transactions by the investment club would be subject to preclearance.

I. TRADING IN NOMURA GROUP SECURITIES

          Keep in mind that while investing in Securities issued by Nomura Holdings, Inc. or by any of its subsidiaries or affiliates (collectively, "Nomura") is encouraged, any actions, whether sales or purchases of such securities, that are based on having knowledge of non-public material information regarding Nomura's affairs, may violate not only your fiduciary duty to our Clients, but the law as well. To avoid any perceived or actual conflict of interest, no Access Person may, for speculative purposes, engage in option transactions or short sales of Nomura securities. In addition, blackout periods are imposed on trading Securities issued by Nomura Holdings, Inc ("NMR"). No employee transactions may be effected during the blackout period designated by the Compliance Department. The blackout period generally begins two weeks before the public announcement of Nomura's quarterly earnings and ends 24 hours after the announcement. Employees are not permitted to sell NMR shares short (including "short against the box"). Moreover, employees may not purchase or sell options in NMR. Positions may not be margined, and must be held for at least six months.

J. REPORTING OF SECURITIES TRANSACTIONS AND HOLDINGS BY ACCESS PERSONS

          The Compliance Department receives automatic feeds of trade confirmation and account statements from Approved Broker-Dealers. However, for accounts maintained away from Approved Broker-Dealers, Access Persons must arrange for Compliance to receive directly, on a timely basis, duplicate copies of confirmations of all personal Securities transactions and copies of all periodic statements for all Securities accounts. These confirmations and statements will be used to check for conflicts of interest by comparing the information on the confirmations and statements against NAAMD's preclearance records and Quarterly Securities Transaction Reports.

          1) EXEMPTIONS FROM REPORTING

          The reporting requirements of this Section apply to all Access Persons, unless otherwise noted. The requirements will also apply to all transactions in the accounts of spouses, dependent relatives and members of the same household, trustee and custodial accounts or any other account in which the Access Person has a financial interest or over which the Access Person has investment discretion. The reporting requirements do NOT apply to accounts over which the employee has no direct of indirect control or influence. In addition, transactions in or holdings of the following securities do NOT require reporting:

     o Direct obligations of the U. S. Government (i. e. , U. S. Treasury obligations);

     o Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements (high quality short-term debt instruments are interpreted to mean any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization);

     o    Shares of money market funds;

     o Shares of non-affiliated open-end investment companies registered under the Investment Company Act or foreign law not managed, sub-advised or principally underwritten by NAAMD or its affiliates; and

     o Shares of non-affiliated unit investment trusts that are invested exclusively in one or more "non-affiliated" open-end investment companies.

          PLEASE NOTE THAT SHARES OF U.S. OR FOREIGN OPEN-END INVESTMENT COMPANIES MANAGED, SUB-ADVISED OR PRINCIPALLY UNDERWRITTEN BY NAAMD OR ITS AFFILIATES DO REQUIRE REPORTING.

          2) INITIAL HOLDINGS REPORT

          WITHIN 10 CALENDAR DAYS OF COMMENCEMENT OF EMPLOYMENT (or within 10 calendar days of obtaining Access Person status) all Access Persons must disclose to Compliance all personal Securities holdings in which they have Beneficial Ownership. The form for this purpose is attached to the Code as APPENDIX 2. The report must contain the information listed below and must be current as of a date no more than 45 days prior to the date the person becomes an Access Person:

          a) The title and type of Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Security holding;

          b) The name of each broker, dealer or bank with which the Access Person maintains an account in which Securities are held for the Access Person's direct or indirect benefit; and

          c)   The date the Access Person submits the report to Compliance.


          3) ANNUAL HOLDINGS REPORT

          All Access Persons must submit to Compliance an annual holdings report on or before February 14th of each year reflecting holdings as of a date no earlier than December 31(st) of the preceding year. The report must contain the information listed below:

          a) The title and type of Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Security holding;

          b) The name of each broker, dealer or bank with which the Access Person maintains an account in which Securities are held for the Access Person's direct or indirect benefit; and

          c)   The date the Access Person submits the report to Compliance.

          In PTCC, Access Persons will be required to certify annual holdings information for accuracy and completeness.

          4) QUARTERLY SECURITIES TRANSACTIONS REPORT

          Not later than 30 calendar days after the end of each calendar quarter, each Access Person must submit a quarterly transactions report with respect to all transactions in Securities effected during the quarter, including those not executed through a broker, dealer or bank (e.g., trades executed with the issuer of a Security). The form for this purpose is attached to the Code as APPENDIX 4. Note that transactions effected pursuant to an automatic investment plan are not required to be reported. However, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be included in a quarterly transaction report.

With respect to transactions, the report must contain the information listed below:

          a) The date of the transaction, a description of the Security, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of the Security;

          b) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

          c)   The price of the Security at which the transaction was effected;

          d) The name of the broker, dealer, bank or other institution with or through which the transaction was effected;

          e) For any brokerage account opened during the quarter in which the Access Person has Beneficial Ownership, the name of the broker, dealer or bank and date the account was established; and

          f)   The date the Access Person submits the report to Compliance.

     In filing the report please note:

          a) You must file a report every quarter whether or not there were any reportable transactions.

          b) Reports must show sales, purchases, or other acquisitions or dispositions, including securities received as gifts, exercise of conversion rights and the exercise or sale of subscription rights.

          Note that a Disinterested Director is not required to submit a quarterly transaction report unless the Disinterested Director knew or, in the ordinary course of fulfilling his or her official duties as a director, should have known that during the 15-day period immediately before or after the director's transaction in a Security, the Client purchased or sold the Security, or the Client or NAAMD considered purchasing or selling the Security.

          Affiliated Off-Site Directors are required to submit Quarterly Securities Transaction Reports to Compliance.

          In PTCC, Access Persons will be required to certify securities transaction information for accuracy and completeness.

          5) REVIEW OF TRANSACTIONS AND HOLDING REPORTS

          All Securities transactions reports and holding reports will be reviewed by appropriate management or compliance personnel according to procedures established by Compliance.

K. ADDITIONAL REQUIREMENTS

          1) SPECIAL PRE-CLEARANCE REQUIREMENTS FOR NAAMD'S CCO


          All preclearance requests submitted by NAAMD Chief Compliance Officer ("CCO") must be approved by the President or Head of Corporate Administration of Nomura Asset Management U.S.A, Inc.

          2) EXPATRIATE EMPLOYEES

          Expatriate employees are reminded that in addition to the requirements outlined in the Code, the personal trading requirements of their local Nomura company may also apply to them. When a conflict arises between NAAMD's requirements and the requirements of employees' local company, the Compliance Department should be consulted for guidance.

               VI. SUPPLEMENTAL COMPLIANCE AND REVIEW PROCEDURES

          The firm may establish, at its discretion, compliance and review procedures that are supplemental to those set forth in this Code in order to provide additional assurance that the purpose of this Policy are fulfilled and/or assist the firm in the administration of the Code. These procedures may be more, but shall not be less, restrictive than the provisions of this Code. These procedures, and amendments made to them, do not require the approval of the directors of KEF or JOF.

                    VII. RESPONSIBILITIES OF FUND DIRECTORS

A. APPROVAL BY THE FUNDS' DIRECTORS

          The directors of KEF and JOF (each a "Fund" and together the "Funds") are required to make a determination that this Code contains provisions reasonably necessary to prevent Access Persons from violating the anti-fraud provisions of Rule 17j-1 under the Investment Company Act. A majority of each Fund's directors, including a majority of each Fund's independent directors, is required to:

     1.   Approve the Code when the Fund initially engages NAAMD; and

     2. Approve any subsequent material changes to the Code within six months of the change.

          Prior to approving the Code or any material change to the Code, the directors of each Fund must receive a certification from NAAMD that it has adopted procedures reasonably necessary to prevent employees from violating the Code.

B. ANNUAL REPORT TO THE FUNDS' DIRECTORS

          Management of NAAMD will provide a written report, at least annually, to the directors of each Fund, summarizing efforts to ensure compliance by the directors, officers and employees of NAAMD with their fiduciary obligations to the Funds. The report will, at a minimum:

     1) Summarize existing procedures regarding personal Securities transactions, and any material changes in such procedures during the prior year;

     2) Describe issues that arose under this Code, including material violations of this Code, if any, which resulted in remedial action during the prior year;

     3) Describe any significant conflicts of interest that arose involving personal investment policies of the organization, even if the conflicts did not result in a violation of the Code;

     4) Discussion of any material waivers to the Code that were granted during the prior year;

     5) Describe any recommended changes in existing procedures or restrictions based upon experience with this Code, evolving industry practices, or developments in applicable laws or regulations; and

     6) Certify to the directors that the organization has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                VIII. REPORTING APPARENT VIOLATIONS OF THE CODE

          NAAMD believes that maintaining a strong compliance culture is in the best interest of the firm and its clients, in that it helps both to maintain client and employee confidence, and to avoid the costs (both reputational and monetary) associated with compliance violations. While reducing compliance violations to a minimum is our goal, realistically speaking, violations may occur from time to time. When violations occur, it is important that they be dealt with immediately by the appropriate members of the organization. Employees are required to report apparent compliance violations to Compliance. If warranted, the CCO will report violations to the Fund's Independent Directors. Violations that go unreported have the potential to cause far more damage than violations that are addressed immediately upon discovery.

          Reports of apparent compliance violations will be treated confidentially to the fullest extent possible. In no event will the firm tolerate retaliation against persons who report apparent compliance violations. We realize that employees lack the training to distinguish actual from apparent compliance violations, and accordingly, the fact that a reported incident proves, after investigation, not to have involved a compliance violation will not result in any sanction against the reporter, provided that the report was made in good faith.

                          IX. WRITTEN ACKNOWLEDGMENTS

A. CERTIFICATION OF RECEIPT

          Compliance will distribute the Code and any amendments thereon, to all employees. Within 10 calendar days of receipt of the Code or any such amendments, you are required to provide a written acknowledgement of your receipt of the Code and any amendments. Acknowledgments may be made through PTCC, by completing the form attached to the Code as APPENDIX 3, or through other means as determined by Compliance.

B. ANNUAL CERTIFICATION OF COMPLIANCE

          You must certify annually that you (a) have read and understand the Code; (b) complied with the principles and requirements of the Code; and (c) disclosed or reported all transactions required to be disclosed or reported under the Code.

                                X. RECORDKEEPING

A. REQUIREMENTS

          Compliance shall maintain records in a manner and to the extent set forth below in accordance with Rule 31a-2 under the Investment Company Act, Rule 204-2 of the Advisers Act, as well as the requirements of other applicable foreign jurisdictions.

          1) A copy of this Code, and any NAAMD code of ethics that was in effect within the past five years, must be maintained in an easily accessible place;

          2) A record of any violation of the Code, and of any action taken as a result of the violation for five years from the end of the fiscal year in which the violation occurred;

          3) A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the last five years, was an Access Person;

          4) A copy of each initial holdings report, annual holdings report and quarterly transactions report made by an Access Person pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          5) A list of all persons who, within the last five years have been required to make reports pursuant to this Code, or who were required to review these reports;

          6) A record of any decision and the reason supporting the decision that grant Access Persons waivers from or exceptions to the Code; and

          7) A copy of reports provided to the Funds' Board of Directors regarding the Code.

B. CONFIDENTIALITY

All Securities transactions reports and any other information filed with Compliance pursuant to this Code shall, to the greatest extent practicable, be treated as confidential.

Effective: February 2005

Revised: November 2006

Revised: April 2008

Revised: February 2009

Revised: May 2010

Revised: October 2011

Revised: July 2012

Revised: January 2013

Revised: August 2013

                                   SCHEDULE A

                 U.S. AFFILIATED OPEN-END INVESTMENT COMPANIES


[______________________] -- [________________________]

[______________________] -- [________________________]

[______________________] -- [________________________]

[______________________] -- [________________________]

[______________________] -- [________________________]

                                   SCHEDULE B

             U.S. CLOSED-END INVESTMENT COMPANIES MANAGED BY NAAMD

Japan Smaller Capitalization Fund, Inc.

Korea Equity Fund, Inc.

                                   SCHEDULE C

                  APPROVED BROKER-DEALERS (AS OF AUGUST 2013)

Charles Schwab & Co., Inc.

E*Trade

Fidelity Investments

Interactive Brokers

Merrill Lynch

Morgan Stanley Smith Barney

TD Ameritrade

                                   APPENDIX 1
                         TRANSACTION PRECLEARANCE FORM

Your Name:_______________ Title:____________________ Request Date:______________

I. DESCRIPTION OF PROPOSED TRANSACTIONS

------------------------------------------------------------------------------------------------------------------------------------
Buy/      Security          Issuer/Company Name           Ticker/      Units/ Expected Trade      Is this a Limit, GTC, or
Sell      Type          Description if Fixed Income/      Cusip        Shares Amount (US $)          Stop-Loss Order? If
                                 Option                                                              Yes, Provide Limit
                                                                                                        Price and Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


II. CERTIFICATIONS

A. By signing this form I certify that the information stated above is accurate and the following statements are true:

o I believe that this transaction(s) is not in conflict with the interests of any Client.
o I do not have current inside information in these exact same Securities or issuers of such Securities.
o    The proposed transaction(s) meets the 30 day holding period requirement.
o The proposed transaction(s) does not involve the purchase of an IPO (initial public offering).

B. If I am in the Equity group, I certify that the statements in II A. and the following statements are true:

o Unless otherwise explained in the attached Special Transaction Preclearance Form, I do not believe this (i) Security(ies) is appropriate for purchase by, or sale by, the portfolio of any client account that I manage; or (ii) is a Security(ies) in an industry that I follow in my capacity as a research analyst.

C. If I am a Portfolio Manager, I certify that the statements in Part II A. and
B. and the following statements are true:

o No Client, including any registered investment company, of which I am a Portfolio Manager, has executed a transaction in the Security identified above within the past seven (7) calendar days.
o I have determined (by checking with the investment department head, if other than myself) that no Client, including any registered investment company, of which I am a Portfolio Manager, intends to place a transaction in the Security identified above within the next seven (7) calendar days.

III. SPECIAL TRANSACTIONS


[  ] The proposed transaction(s) does not involve any of the following:

     a) The sale for my own account or an account attributable to me of a Security that is currently held in a Client account that I manage;

     b) The purchase for my own account or an account attributable to me of a Security that is eligible for purchase by a Client account that I manage; and

     c) The purchase or sale for my account or an account attributable to me of a Security in an industry that I follow in my capacity as a research analyst.

[  ] The proposed transaction(s) involves a purchase or sale of a "Special
     Transaction" and I have attached a completed Special Transaction Preclearance Form.

IV. ACCESS PERSON SIGNATURE

I understand that the approval, if granted, is valid only until the close of trading in two business days.

____________________________________                  __________________________
Signature                                             Date


V. APPROVAL

This proposed transaction(s) described above is   [ ] Approved   [ ] Disapproved


____________________________________________________             _______________
Investment Department Signature (or Delegate thereof)            Date


INVESTMENT DEPARTMENT APPROVAL CERTIFIES THAT THE SECURITIES LISTED ABOVE ARE PRESENTLY NOT BEING TRADED AND ARE NOT UNDER CONSIDERATION FOR ANY FUND OR OTHER NAAMD CLIENT, AND ARE NOT INTENDED TO BE TRADED BY ANY FUND OR OTHER NAAMD CLIENT WITHIN THE NEXT SEVEN (7) CALENDAR DAYS.

This proposed transaction(s) described above is [ ] Approved     [ ] Disapproved


______________________________________________          ________________________
Compliance Department Signature                         Date

COMPLIANCE DEPARTMENT APPROVAL CERTIFIES THAT, AMONG OTHER THINGS, THE COMPLIANCE DEPARTMENT HAS CONFIRMED THAT FOR ACCESS PERSONS, THE SECURITIES LISTED ABOVE HAVE NOT BEEN TRADED BY ANY FUND OR OTHER NAAMD CLIENT WITHIN THE PREVIOUS SEVEN (7) CALENDAR DAYS, UNLESS THE TRANSACTION QUALIFIES FOR EXEMPTION AS PERMITTED IN THE CODE OF ETHICS. FOR REGISTERED REPRESENTATIVES, COMPLIANCE CERTIFIES THAT APPROVAL WAS OBTAINED FROM NOMURA SECURITIES INTERNATIONAL, INC.

APPROVAL BY NAAMD PRESIDENT OR CHIEF ADMINISTRATIVE OFFICER (REQUIRED ONLY FOR TRANSACTIONS PROPOSED BY THE CHIEF COMPLIANCE OFFICER)


This proposed transaction(s) described above is    [ ] Approved  [ ] Disapproved


_________________________________                   ____________________________
Signature                                           Date


_________________________________
Print Name

NAAMD PRESIDENT/CHIEF ADMINISTRATIVE OFFICER APPROVAL CERTIFIES THAT HE OR SHE HAS SPOKEN WITH THE APPROPRIATE PERSONNEL IN THE COMPLIANCE AND INVESTMENT DEPARTMENTS AND HAS DETERMINED THAT THERE ARE NO

POTENTIAL OR ACTUAL CONFLICTS OF INTEREST ARISING FROM THE HEAD OF THE INVESTMENT DEPARTMENT, CHIEF INVESTMENT OFFICER OR THE CHIEF COMPLIANCE OFFICER TRADING IN THE SECURITY(IES) LISTED ABOVE.

                                   APPENDIX 2
                                 CODE OF ETHICS

                            INITIAL HOLDINGS REPORT

As an alternative to completing the tables below, you may attach copies of your most recent Securities statements, provided that the information is current and the statements include ALL of your Securities holdings and open Securities accounts and these statements contain all of the elements required by the Advisers Act. Any holdings and/or accounts not reflected in these statements must be noted below. Note: Securities accounts include (1) brokerage accounts and (2) mutual fund accounts in which you are able to invest in affiliated open-end investment companies.

The following is a list of all my personal Securities holdings, including holdings in my personal Securities accounts, in any account in which I have direct or indirect beneficial interest, and in any account over which I have investment discretion or provide investment advice.

------------------------------------------------------------------------------------------------------------------------------------
Security               Security Type      CUSIP/SEDOL/          Number of           Name of Broker/Dealer      Account Number
Description/Title                         Ticker Symbol           Shares                   or Bank
                                                             Held/Principal
                                                                 Amount
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

The following is a list of all Securities accounts currently established for myself, my spouse, domestic partner, minor children, and any immediate family member living in my residence, and for any other account in which I have Beneficial Ownership or for which I have investment discretion or provide investment advice.

--------------------------------------------------------------------------------
Name of Broker/Dealer or      Account Number      Date Account      Name on the
          Bank                                    Established         Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

____________________________________                  __________________________
Signature                                             Date

___________________________________
Printed Name

PLEASE RETURN THIS FORM TO THE COMPLIANCE DEPARTMENT NO LATER THAN 10 CALENDAR DAYS AFTER RECEIPT OF THE CODE OF ETHICS

                                   APPENDIX 3
                                 CODE OF ETHICS

                            CERTIFICATION OF RECEIPT

I hereby acknowledge that I have received and read the NAAMD Code of Ethics. I understand and agree that as an Access Person, I am subject to and will abide by their provisions and all amendments thereto. I further undertake to obey the rules of any regulatory body with which NAAMD may be required to comply either directly or indirectly prevailing from time to time and any addition, amendment or replacement that is set out in any written notice which is subsequently given to me. I understand that failure to follow such policies and procedures can result in disciplinary action by my employer as well as possible civil and criminal penalties.


______________________________________           _______________________________
Signature                                        Date


______________________________________
Print Name

     PLEASE RETURN THIS FORM TO THE COMPLIANCE DEPARTMENT NO LATER THAN 10
               CALENDAR DAYS AFTER RECEIPT OF THE CODE OF ETHICS

                                   APPENDIX 4
                    QUARTERLY SECURITIES TRANSACTION REPORT
                          FOR THE PERIOD XXXX -- XXXXX

THIS FORM MUST BE FILED QUARTERLY, WHETHER OR NOT YOU HAVE HAD ANY TRANSACTIONS, BY THE 30(TH) CALENDAR DAY OF THE START OF THE SUBSEQUENT QUARTER AND MUST COVER ALL PERSONAL ACCOUNTS IN WHICH YOU HAVE DIRECT OR INDIRECT BENEFICIAL OWNERSHIP. THESE WOULD INCLUDE ACCOUNTS OF YOUR SPOUSE AND RELATIVES LIVING IN THE SAME HOUSEHOLD (UNLESS YOU OBTAIN WRITTEN PERMISSION FROM THE COMPLIANCE DEPARTMENT TO EXCLUDE THESE ACCOUNTS), AND ALL NON-CLIENT ACCOUNTS OVER WHICH YOU ACT IN AN ADVISORY CAPACITY. IF YOU ARE TERMINATING EMPLOYMENT WITH NAAMD, THE FORM SHOULD BE COMPLETED AT THE TIME OF TERMINATION AND COVER TRANSACTIONS FROM THE DATE OF YOUR LAST REPORT THROUGH YOUR TERMINATION DATE. REFER TO THE CODE OF ETHICS FOR A FULL EXPLANATION OF THE REPORTING REQUIREMENTS.

Your signature below confirms that during the past quarter you have not used inside information to financially benefit any personal or client account.

SELECT ONE:
[ ] No Securities transactions that are required to be reported pursuant to NAAMD's Code of Ethics were effected by me or on my behalf during the past quarter.

[ ] The transactions listed below or the documentation attached represent all transactions during the past quarter that were effected in Securities for which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to NAAMD's Code of Ethics.*

OTHER TRANSACTIONS: [ ] Yes [ ] No Have you effected any reportable transactions or been given any types of securities during the past quarter that do not appear on your brokerage statements (e.g., private placements, direct purchases, gifted securities, etc.)? A "Yes" answer must be fully explained in an attachment to this Report.

------------------------------------------------------------------------------------------------------------------------------------
COMPANY ISSUING       SECURITY      CUSIP/TICKER      QUANTITY      BUY/SELL      TRADE DATE      PRICE      BROKER, DEALER OR BANK
  THE SECURITY         TYPE                                                                                          USED
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


BROKERAGE ACCOUNTS: Did you establish any brokerage accounts in this quarter? Yes No If "Yes," insert the following information:


--------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK      ACCOUNT #     DATE ACCOUNT OPENED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


______________________________________       ___________________________________
Print Name                                   Position

______________________________________      ____________________________________
Signature                                   Date

* You do not need to report transactions in a) accounts in which you have no direct or indirect influence or control, b) U.S. Treasury securities, c) bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and repurchase agreements and d) shares of money market funds, shares of unaffiliated open-end investment companies and shares of non-affiliated unit investment trusts. Transactions effected pursuant to an automatic investment plan do not need to be reported. However, any transaction that overrides the preset schedule or allocation to the automatic investment plan must be included in this report.

                                   APPENDIX 5
                    PUBLIC APPEARANCE REQUEST APPROVAL FORM

IMPORTANT REMINDER TO EMPLOYEES

Before participating in a seminar, forum (including an interactive electronic forum), interview (radio, television or other medium), or any other public appearance or public speaking activity, you must receive prior written approval from your department supervisor and the NAAMD Compliance Department. If the activity is related to your position as a registered representative of Nomura Securities International, Inc., your registered principal must also provide the supervisory approval. The contents of lectures, seminars and other speaking activities must conform to applicable regulatory standards (e.g., FINRA standards). Certain restrictions or constraints may need to be observed when discussing certain subjects such as private funds, mutual funds, or closed-end funds. Discussions on tax or legal subjects must be avoided, and if necessary, should be handled by qualified guest speakers (attorneys or CPAs). The affiliation of guest speakers should be clearly identified.


Name of employee _______________________________________________________________

Is this (check all that apply): _______ A Speaking Engagement

                                _______ An Interview

                                _______ Another Type of Public Appearance


Please describe the
activity:_______________________________________________________________________
________________________________________________________________________________

Date of activity: ________________________   Expected attendance:_______________

Name of Group or Sponsoring
organization:___________________________________________________________________

Are you a presenter/speaker for
this event?                 Yes ___ No ___
     If yes, please describe the proposed discussion topics:____________________

If you are a presenter/speaker, are there co-speakers/presenters? Yes ________ No __________ If yes, Name(s) of co-speaker/presenter __________________________

____________________________________                ____________________________
Business affiliation                                Telephone #

Will you be discussing or promoting a fund? Yes___ No___
If yes, Name of the fund _________________

Are you using (check all that apply)? ATTACH COPIES OF MATERIALS FOR ITEMS CHECKED.


_____ TV/Radio spots _____ Published ads _____ Sales material

Personal correspondence to promote the seminar _____

Presentation_____   Script_____     Other_____

Are you receiving financial remuneration for this public appearance?

Yes ________ No __________ If yes, what is the amount? _______________

_____________________     ________________________       __________________
Employee Name             Employee Signature             Date

_____________________     ________________________       __________________
Supervisor Name           Supervisor Signature           Date

_____________________     ________________________       __________________
Compliance Name           Compliance Signature           Date

                                   APPENDIX 6
             REQUEST TO ENGAGE IN AN OUTSIDE BUSINESS ACTIVITY FORM

TO: Compliance Department

FROM: _____________________________________________________________


DEPARTMENT: _______________________________________________________

Are you registered with FINRA? []  Yes [] No

This request refers to an activity in which (check only one):
[] I am currently involved
[] I am not currently involved

I understand that I must obtain prior approval from NAAMD to engage in an outside business or activity, or to receive compensation from an outside person or entity. I have familiarized myself and agree to abide by NAAMD's policy on outside business activities and hereby submit my request (and applicable attachments) to engage in the following activity.

1. Name of company or entity:
__________________________________________________________________

2. Check appropriate category:

[] Sole proprietorship [] Family business or enterprise
[] Privately-held corporation
[] Publicly held corporation (if yes, where traded) ____________

[] Partnership (if yes, attach partnership agreement and list of all partners and their business affiliates)

[] Charitable or non-profit organizationo Municipal or political entityo Bank or financial institution

[] Broker-dealer, investment advisory or other securities-related business (if yes, is the entity registered with o NASDo SECo Not registered)

[] Other (please specify) ___________________________________________

3. Nature of business
__________________________________________________________________________


4.  Amount of Investments $ Degree of Ownership ______________%

5. Capacity in which I will be involved (check appropriate description):
[] Employee o Officer o Director or Trustee
[] Owner (Passive) o Owner (Active)
[] Consultant
[] Elected Official (such as school board or other political office)
[] Other (please describe)

6. Term of office or projected period of involvement? ___________

7. How ___________ much time will be devoted to this activity? ____________ Amount of compensation, if any?

8. Will you be absent from NAAMD during normal business hours on behalf of this activity? o Yes o No

9. Are you aware of any potential conflicts of interest your involvement in this activity may pose?

 [] Yes [] No (If yes, please explain) _________________________________________

________________________________________________________________________________

10. Have you ever or do you intend to recommend investment in or the purchase or sale of securities of the entity identified at item #1 above?o Yeso No (If yes, please explain)__________________________

11. Does the entity identified at item #1 maintain a securities account at an affiliated broker-dealer of NAAMD? o Yes o No (if yes: Name of broker-dealer_______________________________________________


Account # _________________         Investment Executive________________________


12. Does the entity identified at item #1 above currently maintain or intend to engage in an investment banking relationship with NAAMD or its affiliates?
[] Yes [] No (If yes, please explain) __________________________________________

I hereby warrant that the above information (and attachments, if applicable) is current and accurate to the best of my knowledge. In addition, I agree to promptly notify NAAMD's Compliance Department of any material changes by amending this request.

____________________________      _________________________   __________________
Employee                          Signature                   Date

____________________________      _________________________   __________________
Compliance Department             Signature                   Date

____________________________
Compliance Department Name

                                   APPENDIX 7

                         PRIVATE PLACEMENT REQUEST FORM

  (INCLUDES HEDGE FUNDS, PRIVATE EQUITY FUNDS, VENTURE CAPITAL FUNDS, LIMITED PARTNERSHIPS, LIMITED LIABILITY COMPANIES OR OTHER PRIVATELY OFFERED INVESTMENT
                                   VEHICLES)

Name:

Department:                                                Date:

1. Name of corporation, partnership or other entity

2. Type of security or fund:

[ ] Hedge Fund
[ ] Limited Partnership
[ ] Private Equity Partnership
[ ] Venture Capital Fund
[ ] Other:

3. Nature of your planned participation:

[ ] Stockholder
[ ] General Partner
[ ] Limited Partner
[ ] Other:

4. Planned date of transaction:

5. Size of offering (if a fund, size of fund):

6. Size of your participation:

7. What firm or person is making this offering available to you?

8. What is your relationship with this firm or person?

9. If the organization is a fund -- describe the investment objectives of the fund (e.g. value, growth):

10. Will you participate in any investment decisions?

[ ] Yes
[ ] No
If yes, please describe: _______________________________________________________

11. Describe how you became aware of this investment opportunity:

12. Please attach a copy of the prospectus, offering memorandum, or similar document.

                                                                     (CONTINUED)

                                                                      APPENDIX 7

ADDITIONAL COMMENTS (IF NEEDED):
In making this request, I hereby certify that:

     o To the best of my knowledge, my participation in the Private Placement will not misappropriate an investment opportunity that should have been first offered to a client of NAAMD;

     o I am not receiving a personal benefit, in the form of this opportunity to invest in this Private Placement, for directing client business or brokerage, or by virtue of my position with NAAMD;

     o I have no reason to believe that this transaction presents a conflict of interest with any NAAMD client; and

     o I UNDERSTAND THAT I MUST RECEIVE PRE-APPROVAL IN WRITING FROM COMPLIANCE PRIOR TO INVESTING.



__________________________________________               _______________________
EMPLOYEE SIGNATURE:                                      DATE:



                       **********************************



TO BE COMPLETED BY COMPLIANCE:

1. Should the investment opportunity Be first offered to eligible clients?

               [ ] Yes     [ ] No

2. Is the opportunity being offered to the Access Person for directing client business or brokerage, or as a result of the Access Person's position at NAAMD?

               [ ] Yes     [ ] No

3. Does a conflict, or potential conflicT, of interest exist with any NAAMD client?

               [ ] Yes     [ ] No

4. Is there any other reason why this iNVestment should be denied?
Yes

               [ ] Yes     [ ] No



               [ ] Approved            [ ] Denied

COMPLIANCE SIGNATURE:_______________________________  DATE: ____________________


PRINTED NAME: ____________________________________